UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): March 24, 2003

MAGNITUDE INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432 75-2228828

(Commission File Number) (IRS Employer Identification No.)

401 State Route 24, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)

(908) 879-2722

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On March 24, 2003, the Registrant issued the press release attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: March 24, 2003 By: _/s/ Joerg H. Klaube_______________

Joerg H. Klaube

Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1

PRESS RELEASE

Lockheed Martin Enterprise Information Systems Small Business Award Winners

LOCKHEED MARTIN RECOGNIZES BUSINESS PARTNERS

Orlando, FL March 24, 2003 Magnitude Information Systems has been recognized by Lockheed Martin Corporation (NYSE: LMT) in Central Florida as an outstanding small business provider for 2002. Each year, the Lockheed Martin businesses in Central Florida nominate and select small businesses that have consistently provided outstanding support and products during the past year. Though the Corporation has thousands of suppliers, only a few of the small business suppliers are recognized for their outstanding quality in goods and service.

At an awards banquet in Orlando, executives from the local Lockheed Martin businesses presented awards to 16 companies. Lockheed Martin operations in the Central Florida include Enterprise Information Systems, Missiles and Fire Control, and Information Systems.

"Small business providers are critical partners in enabling Lockheed Martin to successfully meet our customers' requirements," said Joseph R. Cleveland, Chief Information Officer for Lockheed Martin Corporation and president of Lockheed Martin Enterprise Information Systems. "The corporation relies heavily on obtaining our tools, solutions, resources, and components, as well as technical support, through small business subcontractors and suppliers."

Lockheed Martin businesses recognized the following outstanding small business providers for their efforts in 2002: (In alpha order:) B & M Painting and Stamping Company, CompuQuick, Inc., DCT Systems Group, Dua Computer Resources, Engineered Plastics Designs, GTI Systems, Inc., Klune Industries, MAC Panel Company, Magnitude, Inc., Magnus Hitech Industries, Inc., Marshall Precision Manufacturing, Inc., Mobilized Systems, Inc., Rocky Mountain Instruments, Rod Millen Special Vehicles, Spyglass Engineering, Inc., and Systems Engineering and Logistics Support, Inc.

Steven D. Rudnik, Magnitude Founder, and Chief Executive Officer said, "It is an honor to be recognized by Lockheed Martin for our services and patented ergonomic software product offerings. Lockheed Martin is a terrific company that continues to place emphasis on its greatest assets their employees. By providing our award winning Anti-Injury™ ergonomic software, Lockheed Martin was able to reduce their computer-related work injuries by 50%, while working 5 million hours with no lost-time injuries."

Headquartered in Bethesda, Maryland, Lockheed Martin is a global enterprise principally engaged in the research, design, development, manufacture and integration of advanced-technology systems, products and services. The Corporation's core businesses are systems integration, space, aeronautics, and technology services. Lockheed Martin had 2002 sales of $26.6 billion.

Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's Anti-Injury™ software solutions help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with people working at computers. Magnitude's Anti-Injury(TM) software products, Ergo Fun and Coach, for consumers help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit http://www.magnitude.com.

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Company Contact Info.

Magnitude Inc:

Mark Chroscielewski, Sr. VP Business Development

908-879-2722

Elaine Hinsdale, Communications Director

407-306-1980

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems actual results may differ significantly from the results discussed or implied in such forward-looking